UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2013
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LEGEND INTERNATIONAL HOLDINGS, INC
(Exact name of registrant as specified in its charter)
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Delaware	000-32551	23-3067904
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Level 8, 580 St Kilda Road, Melbourne, Victoria Australia 3004
(Address of Principal Executive Office) (Zip Code)

61-3-8532-2866
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events

Legend International Holdings, Inc, a Delaware corporation (the “Company”), advises that further to the Schedule 14A mailed to shareholders on February 20, 2013, soliciting written consents to increase the authorized capital of the Company, shareholders representing more than 50% of the issued shares of Common Stock have lodged written consents with the Company approving a resolution to increase the authorized shares of common stock to 1,270,000,000 shares of common stock consisting of 1,250,000,000 shares of Common Stock having a par value of $.001 per shares and 20,000,000 shares of Preferred Stock having a par value of $.001 per share and to be issued in such series and to have such rights, preferences, and designation as determined by the Board of Directors of the Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGEND INTERNATIONAL HOLDINGS, INC.
(Company)

By:
Peter Lee Secretary
Dated: March 6, 2013